SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K/A

                                 Current Report

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): September 10, 2002

                                     YSEEK, INC.
               (Exact name of registrant as specified in its charter)

         Florida                       000-25097                 65-078-3722
(State or other jurisdiction         (Commission                (IRS Employer
      incorporation)                 File Number)            Identification No.)


                     7732 N. Mobley Road, Odessa, FL 33556
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code
                                 (813) 926-3298

         (Former name or former address, if changed since last report.)
                   412 E. Madison, Suite 1000, Tampa, Florida 33602


Item 1:  Changes  in  Control  of  Registrant   and  Item  6:  Resignations  of
         Registrant's  Directors.

Item l. On September 10, 2002, Registrant executed a convertible promissory note in the amount of $53,439.05 to 2D&H, Inc., a corporation controlled by David G. Marshlack and Charles Bruce Hammil, and paid $11,500 to David G. Marshlack, $46,500 to Dan Marshlack, the father of David G. Marshlack, $9,700 to Charles Bruce Hammil, $8,625 to Entertainment Network, Inc. a Company controlled by
David G. Marshlack and Charles Bruce Hamil and $3,675 to 2D&H, Inc. in repayment in full for loans made to the Registrant. The promissory note bears interest at the rate of 6.5% per annum and is repayable on or before November 10, 2002. The promissory note is convertible at the option of the holder prior to payment at a conversion ratio of $.015 per share or at a price equal to the average of the closing offer price of the five trading days prior to holder's delivery of notification of conversion. The promissory note is guaranteed by Rachel L. Steele and David Weintraub. Repayment of the loans to was financed by the sale of 5,333,333 restricted common shares in a private placement for a total consideration of $80,000.00.

In connection with repayment of the loans, NeuTelligent, Inc. and Voice Media, Inc. each transferred 2,860,000 of Registrant's common shares to Registrant. Additionally, the parties agreed to terminate the Traffic Promotion Agreements and the Consulting/Option Agreements previously entered into with NeuTelligent, Inc. f/k/a CandidHosting.com, Inc. and Voice Media, Inc.

Following transfer of the 5,720,000 common shares held by NeuTelligent and Voice Media to the Registrant, the following represented the shareholdings of Yseek's Officers and Directors and 10% Shareholders:

Title        Name and                  Amt and                    Percent
Of           Address                   Nature of                  of
Class        of Beneficial Owner       Beneficial Ownership       Class

Common       David G. Marshlack         1,000,000(1)                  4.56%
Stock        412 East Madison Street
             Suite 1000
             Tampa, Florida 33602

Common       Charles Bruce Hammil       1,000,000(1)                  4.56%
Stock        412 East Madison Street
             Suite 1000
             Tampa, Florida 33602

Common        Ron Levi                     858,000(2)                 3.91%
Stock         2533 North Carson Street
              Carson City, NV 69708

Common        Mark Dolan                   125,000                    .57%
Stock         412 East Madison Street
              Suite 1000
              Tampa, Florida 33602

Common        Paul Runyon                  500,000                    2.24%
Stock

Common        Rachel Steele              2,333,333                   10.64%
Stock         7732 N. Mobley Road
              Odessa, FL 33556

Common        Timothy Minneham            2,000,000                   9.12%
Stock         P.O. Box 243
              Livonia, N.Y. 14487

Common        Ronald Reschly               1,000,000                  4.56%
Stock         413 N. Main
              Mount Pleasant, Iowa 52641


Common        Candidhosting.com, Inc.      1,000,000(1)               4.56%
Stock         412 East Madison
              Suite 1000
              Tampa, FL 33602

Common        Voice Media, Inc.              858,000(1)               3.91%
Stock         2533 North Carson Street
              Suite 1091
              Carson City, NV 69708

Common

Stock         Total                        7,816,333

(1) Shares held in the name of Candidhosting, Inc., a corporation controlled by Mr. Marshlack and Mr. Hammil
(2) Shares held in the name of Voice Media, Inc.


On September 10, 2002, the Board of Directors elected the following persons to serve on the Board of Directors until the next Annual Meeting of Shareholders:
David Weintraub, Glen Ostroski, Rachel Steele, and Tanya Ostroski.


On September 10, 2002, the following persons were elected to hold the following offices: David Weintraub, Chief Executive Officer; Glen Ostroski, President; Rachel Steele, Vice President; and Tanya Ostroski, Treasurer. On September 11, 2002, the following directors resigned: Mark R. Dolan, David G. Marshlack, Charles Bruce Hammil, Paul Runyon, Ronald M. Levi.

Item 6. On September 11, 2002, the following directors resigned: Mark R. Dolan, David G. Marshlack, Charles Bruce Hammil, Paul Runyon, Ronald M. Levi.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     YSEEK, INC.
                                                     (Registrant)


Dated: September 25, 2002

                                            __/s/ David Weintraub_____
                                            DAVID WEINTRAUB,
                                            Chief Executive Officer



                                    EXHIBITS

(1)  Underwriting agreement

(2) Plan of acquisition, reorganization, arrangement, liquidation or succession.

(3)(i) Articles of Incorporation

   (ii) Bylaws

(4)  Instruments defining the rights of holders, incl. Indentures

(16)  Letter on changes in certifying accountant

(17)  Letter on director resignator

(20)  Other documents or statements to security holders

(23)  Consents of experts and counsel

(24)  Power of attorney

(27)  Financial Data Schedule

(99)  Additional Exhibits

     99.1  Promissory Note to 2D&H, Inc.*

     99.2  Guaranty Agreement*

     99.3 Termination Agreement Reformation Agreement with NeuTelligent, Inc., f/k/a CandidHosting.com, Inc.*

     99.4  Termination Agreement Reformation Agreement with Voice Media, Inc.*

*Previously filed with Form 8-K dated September 16, 2002